Exhibit 10(iii)(A)4
LUCENT TECHNOLOGIES INC. 2003 LONG TERM INCENTIVE PROGRAM (“PLAN”) STOCK OPTION AGREEMENT
These terms and conditions apply to certain option grants (“Options”) authorized under the Plan by the Long Term Incentive Awards Committee to eligible Employees whose Options are properly on record with the plan’s current record keeper. Such Options are to purchase from Lucent Technologies Inc. (“Lucent”) a number of common shares, par value US$.01 of Lucent (‘Shares”). The grant date (“Grant Date”), the number of Shares and the grant price are specified in the plan’s records and are subject to the terms and conditions of the Plan and this agreement.
Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
1.	Exercisability of Option. This Option may be exercised at any time prior to its Expiration Date or cancellation as follows:
(a)	Except as provided below, 25% of the Shares covered by this Option shall become exercisable on the first anniversary of the Grant Date. 25% of the Shares covered by this Option shall become exercisable every year thereafter. Any fraction of a Share that becomes exercisable on any date will be rounded down to the next lowest whole number, and any fraction of a Share shall be added to the portion of the Option becoming exercisable on the following vesting date.

(b)	Except as provided below, the last day you can exercise this Option is the day preceding the seventh anniversary of the Grant Date (the “Expiration Date”).

(c)	In the event you are placed on a company initiated leave of absence as defined in the Officer Severance Policy, this Option will continue to vest in accordance with the Officer Severance Policy.

(d)	Upon the termination of your employment by reason of death, Disability or Retirement, any portion of this Option that is then exercisable shall remain exercisable until the earlier of (i) two years from the date of termination or (ii) the Expiration Date, and the Applicable Vesting Portion shall not be forfeited and canceled and shall become immediately exercisable until the earlier of two years from the date of termination or the Expiration Date. Any portion of this Option which is not then exercisable will be cancelled. “Applicable Vesting Portion” is determined as of the date of termination of employment and shall be the portion of the Option computed as follows (but not less than zero):
          Applicable Vesting Portion = N x M/D - E
where:

N =	the number of Shares originally subject to the Option,
M =	the number of complete months elapsed since the Grant Date,
D =	the number of complete months between the Grant Date and the date on which the Option was originally scheduled to become completely exercisable, and
E =	the number of Shares covered by the Option for which the Option has already become exercisable (regardless of whether the Option has been exercised with respect to such Shares).
(e)	Upon the termination of your employment for Cause, this Option will be canceled.

(f)	Upon the termination of your employment as a result of a Company Action, any portion of this Option that is then exercisable shall remain exercisable until the earlier of the ninetieth day from the date of termination or the Expiration Date. Any portion of this Option which is not then exercisable will be canceled. If your employment terminates under circumstances constituting both a Company Action and Retirement, this Option will follow the provisions under paragraph (c) above for termination of employment by reason of Retirement.

(g)	Upon the termination of your employment for any reason other than Retirement, death, Disability, Cause or Company Action, any portion of this Option which is then exercisable will remain exercisable until the earlier of the ninetieth day after termination of employment or the Expiration Date and any portion of this Option which is not then exercisable will be canceled.

(h)	It will not be considered a termination of your employment if you (i) transfer to or from Lucent and any Affiliate or (ii) are placed on an approved leave of absence. Unless otherwise determined by the Committee, it will be considered a termination of employment if your employer ceases to be Lucent or a Subsidiary.
2.	Definitions.
(a)	Retirement. “Retirement” means termination of employment with Lucent or any of its Affiliates under any of the following circumstances or entitlements:
(i)	Service Pension under the Lucent Retirement Income Plan as defined in such plan;

(ii)	Similar pension under any comparable plan or arrangement with Lucent or a Subsidiary; or

(iii)	You are at least age 50 with a minimum of 15 years service with Lucent.

(b)	Disability. “Disability” means termination of employment under circumstances where you qualify for and receive payments under a long-term disability pay plan maintained by Lucent or any Subsidiary or as required by or available under applicable local law.

(c)	Cause. “Cause” means:
(i)	violation of Lucent’s code of conduct, Business Guideposts;

(ii)	conviction (including a plea of guilty or nolo contendere) of a felony or any crime of theft, dishonesty or moral turpitude; or

(iii)	gross omission or gross dereliction of any statutory or common law duty of loyalty to Lucent.
(d)	Company Action. “Company Action” means a Company or Subsidiary declared force management program, sale of a unit or portion of a unit, Company or Subsidiary initiated transfer of a Participant to a corporation, partnership, limited liability company or other business entity in which the Company has an equity interest and which does not constitute a Subsidiary or placement of the job function of a Participant with an outsourcing contractor.
3.	Exercise Procedure.This Option shall be exercised by delivering a notice to Lucent’s agent using the method prescribed by Lucent for this purpose. Your exercise will become effective only after you have followed the agent’s exercise procedures and paid to the agent, or made arrangements acceptable to Lucent for the payment to the record keeper of, the exercise price for the Option and applicable withholding, other taxes or fees. All payments must be in US dollars by check or other method acceptable to Lucent or in Shares or a combination of cash and Shares such that the total of the cash plus the Fair Market Value, as determined in accordance with procedures established by the Committee, of the Shares on the date of exercise at least equals the aggregate exercise price of the Shares as to which the Option is being exercised; provided, however, that any Shares surrendered as payment must have been owned by you at least six months prior to the date of exercise.

4.	Issuance of Lucent Shares. Following exercise of any portion of this Option, Lucent will issue the number of Shares purchased under this Option. Neither you nor anyone else shall be, or have any of the rights and privileges of, a shareholder of Lucent in respect of any Shares purchasable upon the exercise of this Option, in whole or in part, unless and until such Shares shall have been issued.

5.	Transferability.
(a)	Except as provided in Section 5(b), this Option is not transferable by you other than by will or the laws of descent and distribution, and during your lifetime the Option may be exercised only by you or your guardian or legal representative.

(b)	This Option may be transferred by you, in accordance with rules established by the Company, to one or more members of your immediate family, to a partnership of which the only partners are you and/or members of your immediate family or a trust established by you for the benefit of you and/or one or more members of your immediate family (each such transferee a “Permitted Transferee”). For purposes of this Section 5(b), your immediate family means your spouse, parents, children, grandchildren and the spouses of children and grandchildren. A Permitted Transferee may not further transfer the Option. An Option transferred pursuant to this Section shall remain subject to all of the provisions of the Plan and this agreement, including, but not limited to, the provisions of Sections 1 and 2 relating to the exercise of the Option under termination of your employment.

(c)	You may, in accordance with procedures established by the Committee, designate one or more beneficiaries to receive all or part of the Option in case of your death, and you may change or revoke such designation at any time. Such designation shall not be effective unless and until the Senior Vice President—Human Resources or the Vice President of Compensation, Benefits and Health Services shall determine, on advice of counsel, that exercise of the Option by your beneficiary(ies) does not require any registration, qualification, consent or approval of any securities exchange or governmental or regulatory agency or authority. In the event of your death, any portion of this Option that is subject to such a designation (to the extent such designation is valid, effective and enforceable under this agreement and applicable law) shall be distributed to such beneficiary or beneficiaries in accordance with this agreement. Any other portion of this Option shall be distributable to your estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution hereunder, or to the extent your designation is not effective, such portion may be exercised by your estate, in which event neither Lucent nor any Affiliate shall have any further liability to anyone with respect to such Option.
6.	No Right of Employment. Neither the Plan nor this agreement shall be construed as giving you the right to be retained in the employ of Lucent or any Affiliate.

7.	Regulatory Approvals. If the Senior Vice President — Human Resources or the Vice President of Compensation and Benefits of Lucent, or their successor, determines, on advice of counsel, that the listing, registration or qualification of the Shares upon any securities exchange or under any law, or the consent or approval of any governmental or regulatory agency or authority, is necessary or desirable as a condition of, or in connection with, the exercise of the Option, no portion of the Option may be exercised until or unless such listing, registration, qualification, consent or approval shall have been effected or obtained. The foregoing shall not be construed as requiring any such listing, registration, qualification, consent or approval.

8.	Determinations of the Committee.Any determinations or decisions made or actions taken arising out of or in connection with the interpretation and administration of this agreement and the Plan by the Committee shall be final and conclusive.

9.	Amendments. This agreement may be amended by the Committee provided that no such amendment shall impair your rights hereunder without your consent.

10.	Taxes. Lucent may withhold or require payment of taxes or social insurance payments due upon the exercise of this Option. Payments may be paid in cash or a combination of cash and Shares if permitted by the Administrator.

11.	Governing Law. The validity, construction and effect of this agreement and the Plan shall be determined in accordance with the laws of the State of Delaware in the United States without giving effect to principles of conflicts of laws.

12.	Other Terms.
(a)	Lucent makes no representation as to the value of this Option or whether you will be able to realize any profit out of it.

(b)	You understand that should you die owning shares of Lucent stock or rights to acquire such stock, the stock or rights may subject your estate to United States federal estate taxes. You understand that you should seek your own tax advice regarding this potential tax.

(c)	By accepting this Option or exercising any portion of it, you signify your understanding of its terms and conditions.
13.	Black Out Periods. In connection with significant corporate transactions or developments such as spin-offs or stock splits, Lucent reserves the right to designate periods during which you may not exercise this Option.